As filed with the Securities and Exchange Commission on August 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATERIALISE NV

(Exact name of Registrant as specified in its charter)

Kingdom of Belgium	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Technologielaan 15

3001 Leuven

Belgium

+32 (16) 39 66 11

(Address and telephone number of Registrant’s principal executive offices)

Materialise USA, LLC

44650 Helm Ct.

Plymouth, Michigan 48170

Attention: Chief Executive Officer

(734) 259-6445

(Name, address, and telephone number of agent for service)

Copies to:

Per B. Chilstrom, Esq.

Fenwick & West LLP

902 Broadway, Suite 14

New York, New York 10010

(212) 430-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Ordinary Shares, no nominal value per share(4)(5)	—	—	—	—
Preference Shares(4)(6)	—	—	—	—
Warrants(7)	—	—	—	—
Units(8)	—	—	—	—
Debt Securities	—	—	—	—
Total(9)	$250,000,000	—	$250,000,000	$27,275

(1)

There are being registered hereunder: such indeterminate number of ordinary shares; such indeterminate number of preference shares; such indeterminate number of warrants to purchase ordinary shares, preference shares or debt securities; such indeterminate number of units; and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and preference shares as may be issued upon conversion or exchange of convertible or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C of Form F-3 under the Securities Act.

(3)

Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price. The Registrant previously paid filing fees of $31,125 in connection with the registration statement on Form F-3 (Registration No. 333-226006) initially filed on June 29, 2018, relating to the registration of $250,000,000 of securities ($94,750,000 of which remain unsold as of the date hereof, which unsold securities have been withdrawn from registration). The filing fee related to such securities was $11,796.38. Pursuant to Rule 457(p) of the Securities Act, the Registrant is offsetting $11,796.38 of the filing fee against the filing fee of $27,275 due in connection with the filing of this registration statement.

(4)

In addition to any securities that may be registered hereunder, the Registrant is also registering an indeterminate number of ordinary shares and preference shares as may be issued upon conversion or exercise of the securities issued directly hereunder. No separate consideration will be received for any ordinary shares and preference shares so issued upon conversion or exercise.

(5)

The ordinary shares registered hereby may be represented by the Registrant’s American Depositary Shares, or ordinary ADSs, each of which represents one ordinary share. Ordinary ADSs issuable upon deposit of the ordinary shares registered hereby have been or will be registered under a separate registration statement on Form F-6.

(6)

The preference shares registered hereby may be represented by the Registrant’s American Depositary Shares, or Preference ADSs, each of which represent a specified number of preference shares. Preference ADSs issuable upon deposit of the preference shares registered hereby will be registered under a separate registration statement on Form F-6.

(7)	Warrants may be exercised to purchase any of the other securities registered hereby. Includes warrants that may be purchased by underwriters to cover over-allotments, if any.
(8)	The offered securities may be sold separately or together as units.
(9)	The securities registered hereunder may be sold separately or in a combination with other securities registered hereby.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 20, 2021

$250,000,000

Ordinary Shares

Ordinary Shares in the Form of American Depositary Shares

Preference Shares

Preference Shares in the Form of American Depositary Shares

Warrants

Units

Debt Securities

Materialise NV

By this prospectus, we may offer and sell from time to time, in one or more offerings, together or separately, ordinary shares; ordinary shares in the form of American Depositary Shares, or ADSs; preference shares; preference shares in the form of ADSs; warrants; units; debt securities or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares or preference shares. The preference shares may be convertible into or exchangeable for ordinary shares, the warrants may be exercisable for ordinary shares, preference shares or debt securities and the debt securities may be convertible into or exchangeable for ordinary shares or preference shares or other debt securities. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

ADSs, each representing one of our ordinary shares, are listed on the Nasdaq Global Select Market under the symbol “MTLS.” The last reported sale price of the ADSs on the Nasdaq Global Select Market on August 19, 2021 was $19.77 per ADS.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities. Please see the section entitled “Risk Factors” beginning on page 3 of this prospectus, as well as the section entitled “Item 3. Key Information—D. Risk Factors” beginning on page 7 of our Annual Report on Form 20-F for the year ended December 31, 2020, which report is incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2021.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC.

Under this shelf registration, we may offer our ordinary shares or preference shares, ordinary shares or preference shares in the form of ADSs, various series of warrants to purchase ordinary shares, preference shares or debt securities, units, debt securities or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our securities.

We have not authorized anyone to provide you with additional information or information different from that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus filed with the SEC. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where offers and sales of the securities are legally permitted. The information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we file is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date. We will update this prospectus to the extent required by law.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement rather than establishing matters of fact. The information in the exhibits should not be read alone and instead should be read in conjunction with the information in this prospectus and other filings that we make with the SEC. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus to “U.S. dollars” or “$” are to the legal currency of the United States and all references to “€” or “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Certain figures included in this prospectus have been rounded for ease of presentation. Percentage figures included in this prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this prospectus may similarly not sum due to rounding.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Materialise,” “we,” “us,” “our,” “the company,” “our company” or similar references refer to Materialise NV and its subsidiaries; and the term “securities” refers collectively to our ordinary shares, ordinary shares in the form of ADSs, preference shares, preference shares in the form of ADSs, warrants to purchase ordinary shares, preference shares or debt securities, units, debt securities, or any combination of the foregoing securities.

ABOUT THE COMPANY

Our Mission

Our mission is to innovate product development that results in a better and healthier world, through our software and hardware infrastructure, and an in-depth knowledge of additive manufacturing.

Our Company

We are a leading provider of additive manufacturing and medical software and of sophisticated 3D printing services. With our knowledge, products and services, we empower our customers’ use of additive manufacturing technology, in general, and we enable certain specific and significant applications of additive manufacturing, in particular. In both instances, we seek to empower the choice for sustainability through the use of additive manufacturing.

The customers of our general software tools and 3D printing services are active in a wide variety of industries, including healthcare, automotive, aerospace, art and design and consumer products. The significant additive manufacturing applications that we are more deeply and more directly involved in currently include applications for cranio maxillo facial, eyewear, footwear and measurement fixtures.

ADSs, each representing one ordinary share, have been listed on the Nasdaq Global Select Market under the symbol “MTLS” since June 25, 2014.

Company Information

Our legal and commercial name is Materialise NV. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the Register of Legal Entities of Leuven under the number 0441.131.254. We were incorporated in Belgium on June 28, 1990 for an unlimited duration.

Our principal executive and registered offices are located at Technologielaan 15, 3001 Leuven, Belgium and our telephone number is +32 (16) 39 66 11. Our agent for service of process in the United States is Materialise USA, LLC, located at 44650 Helm Ct., Plymouth, Michigan 48170, telephone number (734) 259-6445. Our internet website is www.materialise.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any supplement to this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated herein by reference, and other documents we file with the SEC that are incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. Each of the risks described could materially adversely affect our business, financial condition or results of operations, or the trading price of our securities. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not of historical facts may be deemed to be forward-looking statements. You can identify these forward-looking statements by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “aims,” or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our intellectual property position, research and development projects, acquisitions, results of operations, cash needs, spending of the remaining net proceeds from our initial public offering, capital expenditures, financial condition, liquidity, prospects, growth and strategies, regulatory approvals and clearances, the markets and industry in which we operate and the trends and competition that may affect the markets, industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

•	our ability to enhance and adapt our software, products and services to meet changing technology and customer needs;

•	fluctuations in our revenue and results of operations;

•	impacts on our business, financial condition and results of operations from the current global health crisis related to the novel coronavirus (COVID-19) pandemic;

•	our ability to operate in a highly competitive and rapidly changing industry;

•	our ability to adequately increase demand for our products and services;

•	our collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships with third parties;

•	our ability to integrate acquired businesses or technologies effectively;

•	our dependence upon sales to certain industries;

•	our relationships with suppliers;

•	our ability to attract and retain senior management and other key employees;

•	any disruptions to our service center operations, including by accidents, natural disasters or otherwise;

•	our ability to raise additional capital on attractive terms, or at all, if needed to meet our growth strategy;

•	our ability to adequately protect our intellectual property and proprietary technology;

•	our international operations;

•	our ability to comply with applicable governmental laws and regulations to which our products, services and operations are subject; and

•

other risk factors as set forth under the “Risk Factors” section of this prospectus and under “Item 3. Key Information—D. Risk Factors.” in our Annual Report on Form 20-F for the year ended December 31, 2020, which report is incorporated by reference in this prospectus.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” section of this prospectus, in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2020 and in the other documents that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

DESCRIPTION OF SHARE CAPITAL

For a summary of certain information relating to our share capital and certain provisions our amended and restated articles of association and the Belgian Companies and Associations Code, as well a comparison of certain provisions of our amended and restated articles of association and the Belgian Companies and Associations Code applicable to us and the Delaware General Corporation Law, or the DGCL, please refer to the Description of Securities, filed as exhibit 2.3 to our Annual Report on Form 20-F for the year ended

December 31, 2020, which is incorporated herein by reference. Because that description is a summary, it may not contain all information which is important to you. Accordingly, that description is qualified entirely by references to our amended and restated articles of association. Copies of our amended and restated articles of association are publicly available as an exhibit to the registration statement of which this prospectus forms a part. Furthermore, because the statements contained in that description are summaries, they do not address all aspects of Belgian law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Belgian law, and are not intended to be a complete discussion of the respective rights. See “Where You Can Find More Information.”

DESCRIPTION OF SECURITIES

We may offer ordinary shares, preference shares, ordinary or preference shares in the form of ADSs, warrants, units, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Ordinary Shares

For a summary of certain information relating to the rights and benefits attached to our ordinary shares and certain provisions of our amended and restated articles of association, the Belgian Companies and Associations Code and the DGCL, please refer to the Description of Securities, filed as exhibit 2.3 to our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated herein by reference. Because that description is a summary, it may not contain all of the information important to you. Accordingly, that description is qualified entirely by reference to our amended and restated articles of association, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

American Depositary Shares Representing Our Ordinary Shares

For a summary of the material provisions of the deposit agreement governing the ADSs that represent our ordinary shares, please refer to the Description of Securities, filed as exhibit 2.3 to our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated herein by reference. Because that description is a summary, it may not contain all of the information important to you. Accordingly, that description is qualified entirely by reference to the deposit agreement and the form of ADR, which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Preference Shares

We may issue preference shares from time to time, in one or more series, including preference shares in the form of ADSs. We will set forth in the applicable prospectus supplement a description of the terms and rights of the preference shares that may be offered under this prospectus, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series. Belgian company law and/or our amended and restated articles of association requires shareholder approval for the establishment of a series of preference shares. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preference shares being offered.

Warrants

As we have done in the past, we may issue warrants for the purchase of our ordinary shares and/or preference shares and/or ordinary shares or preference shares in the form of ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

We may issue, in one or more series, units consisting of ordinary shares, preference shares, ordinary shares or preference shares in the form of ADSs, debt securities, warrants for the purchase of ordinary shares and/or preference shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Debt Securities

We may offer and issue debt securities from time to time in one or more series, under an indenture between us and the trustee named in the indenture, dated as of a date on or prior to the issuance of the debt securities, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to an indenture between us and the trustee named in the indenture. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus forms a part, which we refer to as the “base indenture,” and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered and sold will be filed as exhibits to the registration statement of which this prospectus is a part and/or will be incorporated by reference from reports that we file with the SEC. The actual base indenture we enter into in connection with an offering of debt securities may differ significantly from the form of base indenture we have filed. The base indenture, as amended or supplemented from time to time by one or more supplemental indentures, is referred to below collectively as the “indenture.” The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction). However, since we are a company incorporated and existing under Belgian law, certain aspects of the debt securities may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement. The indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. Please note that the terms of any series of debt securities that we may offer may differ significantly from the general terms described in this prospectus. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Belgian tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and the indenture, as amended or supplemented from time to time.

Any debt securities we issue may be represented by certificated depositary interests. In connection with such an issuance, we would enter into a deposit agreement with a depositary and deposit the debt securities with the depositary, and the depositary would create the certificated depositary interests representing interests in the debt securities. The terms of any such deposit agreement will be described in the applicable prospectus supplement and other subsequent filings.

General

We expect that the indenture will not limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

(a) the title, designation, aggregate principal amount and authorized denominations of the debt securities;

(b) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the debt securities will be issued;

(c) the date or dates on which the principal of the debt securities is payable;

(d) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates at which the debt securities will bear interest, if any, the date or dates from which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

(e) any optional or mandatory sinking fund provisions or conversion or exchangeability provisions upon which debt securities will be redeemed, purchased, converted or exchanged;

(f) the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory provisions;

(g) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

(h) if other than the full principal amount, the portion of the principal amount of the debt securities of that will be payable upon declaration of acceleration pursuant to the terms of the indenture or provable in bankruptcy;

(i) any addition to or change in the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the terms of the indenture;

(j) the currency or currencies, including composite currencies, in which payments of principal of, premium or interest, if any, on the debt securities will be payable, if other than U.S. dollars;

(k) if payments of principal of, premium or interest, if any, on the debt securities will be payable, at our election or at the election of any holder, in a currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

(l) if payments of interest, if any, on the debt securities will be payable, at our election or at the election of any holder, in cash or additional securities, and the terms and conditions upon which the election may be made;

(m) if denominated in a currency or currencies other than U.S. dollars, the equivalent price of the debt securities in U.S. dollars for purposes of determining the voting rights of holders of the debt securities;

(n) if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which the amounts will be determined;

(o) any restrictive covenants or other material terms relating to the debt securities;

(p) whether the debt securities will be issued in the form of global securities or certificates in registered form;

(q) any terms with respect to subordination;

(r) any listing on any securities exchange or quotation system;

(s) additional provisions, if any, related to defeasance and discharge of the debt securities; and

(t) the applicability of any guarantees, which would be governed by New York law.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Ranking

We may issue senior debt securities, which may be secured or unsecured, under the indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

We may also issue subordinated debt securities under the indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the indenture, which will be described in subsequent filings prepared in connection with the offering of such securities, and may limit or restrict, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modifications of the Indenture

Unless the debt securities qualify as bonds (obligaties / obligations) under Belgian company law, we expect that the indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the indenture affected by the modification, taken together as a class. But we expect that no modification that:

1)	changes the amount of debt securities whose holders must consent to an amendment, supplement or waiver, subject to certain exceptions;

2)	reduces the rate of or changes the interest payment time on any debt security;

3)

waives a redemption payment or alters the redemption provisions of any debt security (other than any alteration that would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

4)	reduces the principal or changes the stated maturity of any debt security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

5)	reduces the principal amount payable of any security upon maturity;

6)

waives a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

7)	changes the place or currency of payment of principal of or interest, if any, on any debt security other than that stated in such debt security;

8)	impairs the right of any holder of a debt security to receive payment of principal or interest on the debt security of such holder on or after the due dates therefor;

9)	impairs the right to institute suits for the enforcement of any payment on or with respect to any debt security;

10)	changes the ranking of any debt security; or

11)	makes any other change which is specified in the applicable subsequent filings;

will be effective against any holder without its consent. Other terms of our debt securities that do not qualify as bonds (obligaties / obligations) under Belgian company law, as specified in subsequent filings, may be modified without the consent of the holders.

In the event the debt securities, however, do qualify as bonds (obligaties / obligations) under Belgian company law, the rights of the respective holders may by default only be modified if the provisions relating to general meetings of bondholders (algemene vergadering van obligatiehouders / assemblée générale des obligataires) as set forth in the Belgian Companies and Associations Code are complied with (though the terms and conditions of the bonds may derogate from these default rules).

Events of Default

We expect that the indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any other covenant in the debt securities or the indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default;

•

failure to pay certain final, non-appealable judgements, the aggregate uninsured and unbonded portion of which is in excess of a minimum amount set forth in the applicable subsequent filings, if the judgments are not paid, discharged, waived or stayed within a specified number of days set forth in the applicable subsequent filings; and

•	certain events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

We expect that under the indenture, in case an event of default occurs and continues for the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that the indenture will require us to file annually after debt securities are issued under the indenture with the trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of the indenture. We also expect that the indenture will provide that the trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that the indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, the indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of the indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

If we offer our ordinary shares or preference shares (including in the form of ADSs) in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may use a dealer to sell our securities.

•	If we use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•

We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.

We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the validity of certain of the offered securities will be passed upon for us by Fenwick & West LLP, New York, New York and Eubelius CVBA, Brussels, Belgium. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Materialise NV as of December 31, 2020 and for the year ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG Bedrijfsrevisoren – KPMG Réviseurs d’Entreprises BV/SRL (“KPMG Belgium”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2020 financial statements refers to KPMG Belgium’s audit of the adjustments that were applied to revise the 2019 consolidated financial statements to retrospectively reflect the final accounting of a business combination, as more fully described in Notes 2 and 4 to the consolidated financial statements. However, KPMG Belgium was not engaged to audit, review, or apply any procedures to the 2019 consolidated financial statements of the Company other than with respect to such adjustments.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020, expresses an opinion that Materialise NV did not maintain effective internal control over financial reporting as of December 31, 2020 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the following material weaknesses have been identified:

•

Ineffective risk assessment processes to identify and assess the risks of misstatement within the financial reporting process and to design and implement controls to mitigate those risks, in particular in the areas of loans and borrowings, taxes, leases and information produced by the entity that is used to operate certain controls over financial reporting.

•	Ineffective monitoring processes to assess the consistent operation of internal control over financial reporting and to remediate known control deficiencies, including due to a lack of resources.

•	Ineffective processes to ensure the proper review and approval of journal entries prior to posting to the general ledger.

•	Ineffective controls over the completeness and accuracy of information produced by the entity that is used to operate certain controls over financial reporting.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020, contains an emphasis of matters paragraph that states KPMG Belgium does not express an opinion or any form of assurance on management’s statement referring to remediation efforts taken or planned to be taken by the Company subsequent to December 31, 2020.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020, contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, internal control over financial reporting of RS Print Powered By Materialise NV, which the Company acquired during 2020, associated with 3.3% of total assets and 0.4% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2020.

The consolidated financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 incorporated in this Prospectus and in the Registration Statement by reference to the Annual Report on Form 20-F of Materialise NV for the year ended December 31, 2020 have been so incorporated in reliance on the report of BDO Bedrijfsrevisoren BV, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO Bedrijfsrevisoren BV, Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Belgian limited liability company and our registered offices and the majority of our assets are located outside of the United States. In addition, all of our directors and senior management and the experts named herein are residents of jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or our company, to enforce judgments obtained in U.S. courts against these individuals or our company in courts outside the United States, or to enforce against these individuals and our company, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. federal or state securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium unless, in addition to compliance with certain technical provisions, the Belgian courts are satisfied that:

•	the effect of the recognition or enforcement of judgment is not manifestly incompatible with Belgian public policy;

•	the judgment did not violate the rights of the defendant;

•

the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

•	the judgment is not subject to further recourse under U.S. law (without prejudice, as the case may be, to the provisional enforcement thereof);

•	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be enforced in Belgium;

•	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same purpose and is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of the disputed goods in the United States;

•	the judgment does not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court; and

•	the judgment submitted to the Belgian court is authentic.

In addition, with regard to the enforcement through legal proceedings in Belgium (including the exequatur of foreign court decisions in Belgium), a registration tax at the rate of 3% of the amount of the judgment is payable by the debtor, if the sum of money which the debtor is ordered to pay by a Belgian court, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium, or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The registration tax is payable by the debtor. The tax administration does, however, benefit from a legal privilege over any sums perceived by the beneficiary of the judgment (up to the amount of the registration duties), and notaries, bailiffs, court clerks, (bankruptcy) receivers and certain other public officials may not release any proceeds of a condemnation perceived from the debtor to the beneficiary unless and until they have been provided with a certificate evidencing payment of these duties.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying securities offered hereby. This prospectus, which constitutes a part of the registration statement on Form F-3, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and the securities offered hereby.

We file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. We are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and our directors, senior management and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You may review and copy the registration statement, reports and other information we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We have filed our amended and restated articles of association and all other deeds that are to be published in the annexes to the Belgian State Gazette with the clerk’s office of the Commercial Court of Leuven (Belgium), where they are available to the public. A copy of our amended and restated articles of association is also publicly available as an exhibit to the registration statement of which this prospectus forms a part. In accordance with Belgian law, we must prepare audited annual statutory and consolidated financial statements. The audited annual statutory and consolidated financial statements and the reports of our board and statutory auditor relating thereto are filed with the Belgian National Bank, where they are available to the public.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•

our Report on Form 6-K filed with the SEC on June 9, 2021 (which report includes the Unaudited Condensed Consolidated Interim Financial Statements of Materialise NV for the three month period ended March 31, 2021 and 2020);

•	our Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on April 30, 2021; and

•

the descriptions of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC on June 20, 2014 and any amendments or reports filed for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus (including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus is a part is first filed with the SEC and prior to the effectiveness of the registration statement), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus is delivered on the written or oral request of that person made to: Materialise NV, Technologielaan 15, 3001 Leuven, Belgium, Attention: Chief Legal Counsel.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 8. Indemnification of Directors and Officers.

Under Belgian law, the directors of a company may be liable for damages to the company in the case of improper performance of their duties. Directors may also be liable to the company and to third parties for infringement of the articles of association of the company or Belgian company law. Under certain circumstances, directors may be liable to the company and to third parties for torts. Under certain circumstances, directors may also be criminally liable.

In order to provide enhanced liability protection for its directors and to attract and retain highly qualified individuals to act as directors, our board of directors has agreed to indemnify each current and future member of the board of directors to the maximum extent permitted by law, except if the liability or expense is covered by insurance taken by our company or if the liability of a director would arise out of such director’s fraud or willful misconduct.

Item 9. Exhibits.

See the Exhibit Index on page II-3 for a list of exhibits filed as part of this Registration Statement on Form F-3.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)2 of the Trust Indenture Act.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement

4.1	Restated Articles of Association of Materialise NV (English translation) (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2020)

4.2	Deposit Agreement, dates as of June 24, 2014, among Materialise NV and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (File No. 333-194982))

4.3	Form of American Depositary Receipt (included in Exhibit 4.2)

4.4*	Form of Deed of Amendment with respect to any preference shares issued hereunder

4.5*	Form of Warrant Agreement (including Warrant Certificate)

4.6*	Form of Unit Agreement

4.7	Form of Indenture (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form F-3 (File No. 333-226006))

4.8	2014 Warrant Plan (English translation) (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-1 (File No. 333-194982))

4.9	Form of Warrant Agreement under 2014 Warrant Plan (English translation) (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (File No. 333-197236))

4.10	2015 Warrant Plan (English translation) (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2015)

4.11	Form of Warrant Agreement under 2015 Warrant Plan (English translation) (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-212445))

4.12	Registration Rights Agreement, dated as of September 15, 2016, by and among Materialise NV and the Holders party thereto (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form F-3 (File No. 333-213649))

4.13	Letter Agreement Regarding Share Issuance and Registration Rights, dated December 31, 2020, among Materialise NV, Wilfried Vancraen and Hilde Ingelaere (incorporated by reference to the Company’s Report on Form 6-K furnished on January 4, 2021)

5.1	Opinion of Fenwick & West LLP

Exhibit Number	Description of Exhibit

5.2	Opinion of Eubelius CVBA

23.1	Consent of KPMG Bedrijfsrevisoren - KPMG Réviseurs d’Entreprises BV/SRL, independent registered public accounting firm

23.2	Consent of BDO Bedrijfsrevisoren BV, independent registered public accounting firm

23.3	Consents of Fenwick & West LLP and Eubelius CVBA (included in Exhibits 5.1 and 5.2)

24.1	Powers of Attorney (included on the signature page)

25.1**	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trustee Indenture Act of 1939

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on the 20th day of August, 2021.

MATERIALISE NV

By:	/s/ Wilfried Vancraen
Name:	Wilfried Vancraen
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Wilfried Vancraen, Johan Albrecht and Peter Leys and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

By:	/s/ Wilfried Vancraen	Chief Executive Officer (Principal Executive Officer)	August 20, 2021
Wilfried Vancraen

By:	/s/ Johan Albrecht	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2021
Alfinco BV, represented by Johan Albrecht

By:	/s/ Peter Leys	Executive Chairman	August 20, 2021
Peter Leys

By:		Director	August 20, 2021
A Tre C CVOA, represented by
Johan De Lille

By:	/s/ Hilde Ingelaere	Director	August 20, 2021
Hilde Ingelaere

By:		Director	August 20, 2021
Sander Vancraen

By:	/s/ Jürgen Ingels	Director	August 20, 2021
Jürgen Ingels

	Signatures	Title	Date

By:	/s/ Jos Vander Sloten	Director	August 20, 2021
Jos Vander Sloten

By:	/s/ Godelieve Verplancke	Director	August 20, 2021
Godelieve Verplancke

By:	/s/ Bart Luyten	Director	August 20, 2021
Bart Luyten

By:	/s/ Volker Hammes	Director	August 20, 2021
Volker Hammes

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the registrant’s duly authorized representative in the United States, has signed this registration statement in Plymouth, Michigan on the 20th day of August, 2021.

MATERIALISE USA, LLC

By:	/s/ Bryan L. Crutchfield
Name:	Bryan L. Crutchfield
Title:	Vice President & General Manager